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                                                                     Exhibit 3.2

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 05/28/1998
                                                   981205987 - 0786580




                           CERTIFICATE OF AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              COMERICA INCORPORATED
                               (the "Corporation")


Comerica Incorporated, a corporation organized under the laws and existing under and by virtue of the laws of the State of Delaware, does hereby certify:

First: At a meeting of the Board of Directors of the Corporation on March 20, 1998, resolutions were duly adopted setting forth a proposed amendment of the Corporation's Restated Certificate of Incorporation, declaring said amendment to be advisable and calling of the stockholders of the corporation for consideration thereof.

                  The resolutions setting forth the proposed amendment are as follows:

                  RESOLVED that the total number of shares of Common Stock that the Corporation is authorized to issue be, and hereby is, increased from 250,000,000 to 325,000,000.

                  RESOLVED FURTHER, that the Chairman, any Executive Vice President, Senior Vice President, First Vice President, Secretary or Assistant Secretary (the "Appropriate Officers") of the Corporation hereby are authorized and empowered to take any and all action to submit a proposal to increase the total number of shares of authorized Common Stock from 250,000,000 to 325,000,000 and to amend and restate the Restated Certificate of Incorporation to reflect such increase to a vote of the shareholders of the Corporation at the next Annual Meeting of the Corporation or at any meeting of shareholders called for such purpose.

Second: That thereafter, pursuant to the resolution of the Board of Directors, an Annual Meeting of Shareholders of said Corporation was duly called and held on May 15, 1998, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That such amendment to Article FOURTH, was duly adopted in accordance with Section 242 of General Corporation Law of the State of Delaware, so that Article FOURTH is amended to read in its entirety as follows:

                                     FOURTH


The total number of shares of all classes of stock which the Corporation shall have authority to issue is 335,000,000 shares which shall be divided into two classes as follows:
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         (a)      10,000,000 shares of Preferred Stock without par value
                  (Preferred Stock); and

         (b) 325,000,000 shares of Common Stock of the par value of $5.00 per share (Common Stock).

The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

PART I: PREFERRED STOCK

         (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.

         (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                  (i) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                  (ii) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

                  (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selection shares of such series of redemption if less than all shares are to be redeemed.

                  (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolu-


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         tion, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                  (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

                  (vi) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the times, prices, rates adjustments, and other terms and conditions of such conversion or exchange.

                  (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar Provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors, of the Corporation in case of dividend arrearages of other specified events, or upon other matters.

                  (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

                  (ix) Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

         (c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

         (d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a party or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

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PART II: COMMON STOCK

         (a) Except as otherwise required by law or by any amendment to this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

         (b) Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the Corporation for the purposes of this paragraph.

         (d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


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IN WITNESS WHEREOF, Comerica Incorporated has caused this Certificate of
Amendment to be signed by Mark W. Yonkman, an Authorized Officer, this 15th day of May 1998.



                              /s/ Mark W. Yonkman
                              --------------------------------------------------
                              Name:  Mark W. Yonkman
                              Its:  First Vice President and Assistant Secretary



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